EXHIBIT 10.1

AMENDMENT TO CHANGE IN CONTROL AGREEMENT
This Amendment to Change in Control Agreement (this “Amendment”) is made and entered into as of July 1, 2016, by and between BWX Technologies, Inc. (the “Company”) and ___________________ (“Executive”).
WHEREAS, the Company and Executive are parties to that certain Change in Control Agreement dated July 1, 20151 (the “Agreement”);
WHEREAS, the Company and Executive desire to make certain clarifying modifications to the Agreement, as more specifically set forth in this Amendment; and
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive and Company, intending to be legally bound hereby, agree as follows:

1.	[Section 15 of the Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:

“Conflicts:  This Agreement, together with any valid amendment, constitutes the entire understanding of the parties with respect to its subject matter and supersedes any other agreement or other understanding, whether oral or written, express or implied, between them concerning, related to or otherwise in connection with, the subject matter hereof.”]2

2.	Section 18 of the Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:

“Term:  The effective date of this Agreement shall commence on [July 1, 2015]3 (“Effective Date”) and shall end on the earlier of (a) subject to extension in order to give effect to the notice and cure provisions contained in the definition of Good Reason, the 30-month anniversary of the date a Change in Control occurs, or (b) the date on which Executive experiences a Separation from Service under circumstances that do not constitute a Covered Termination; provided that terms of this Agreement which must survive the termination this Agreement in order to be effectuated (including the provisions of Sections 2, 3, 6, 7 and 8) will survive.”

3.	Exhibit A of the Agreement is hereby amended as follows:

The definition of “Covered Termination” is hereby deleted in its entirety and replaced with the following in lieu thereof:

__________________________
1 October 26, 2015 for Rex Geveden
2 This paragraph was not included in the amendments for John Fees and James Canafax
3 October 26, 2015 for Rex Geveden

““Covered Termination” means, during the term of this Agreement (the “Protection Period”), there occurs a termination of Executive’s employment (such that Executive ceases to be employed by the Company or an Affiliate) that is a “Separation from Service” (as defined in Code Section 409A and the Treasury regulations and guidance issued thereunder) within the 30-month period following a Change in Control (i) by the Company or an Affiliate for a reason other than Cause or other than Executive’s Disability or (ii) by Executive for Good Reason (in either case, not including Executive’s death).”
The first sentence of the last paragraph in the definition of “Good Reason” is hereby deleted in its entirety and replaced with the following in lieu thereof:
“If any of the events described above occurs during the term of this Agreement within the 30-month period following a Change in Control (an “Event”), Executive shall give the Company written notice (the “Executive Notice”) within sixty (60) days following Executive’s knowledge of an Event that Executive intends to terminate employment as a result.”
[The definition of “Restructuring Transaction Retention Agreement” is hereby deleted in its entirety.]4

4.
Except as expressly provided in this Amendment, the Agreement remains in full force and effect. As of the date hereof, references to the Agreement contained in the Agreement shall be deemed to mean the Agreement as amended by this Amendment.

5.	This Amendment may be executed in several counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

6.
The validity, interpretation, construction and performance of this Amendment will be governed by and construed in accordance with the substantive laws of the State of Delaware, but without giving effect to the principles of conflict of laws of such State.

{Signatures appear on the following page}

__________________________
4 This sentence was not included in the amendments for Messrs. Fees, Canafax, Geveden and Bill Fox.

IN WITNESS WHEREOF, the Company and Executive have executed this Amendment as of the date first above written.

COMPANY

By: ___________________________
Name:
Title:

EXECUTIVE

______________________________
Name: